SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2021

ELECTRONIC SERVITOR PUBLICATION NETWORK INC.

(formerly CannAssist International Corp.)

(Exact name of registrant as specified in its charter)

Delaware	000-55809	82-1873116
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

400 1ST AVE N., STE. 100

MINNEAPOLIS MN 55401

(612) 414-7121

 (Current Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

855 SOUTH MISSION AVENUE, SUITE #K400

FALLBROOK CA 92028

(888) 991-2196

 (Former Address, including zip code, and former telephone number, including area code,

of registrant’s principal executive offices)

c/o INC. PLAN (USA)

TROLLEY SQUARE, SUITE 20C

WILMINGTON, DE 19806

Tel. 800-462-4633

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	N/A	N/A

ELECTRONIC SERVITOR PUBLICATION NETWORK INC.

Form 8-K

Current Report

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain

Officers.

Resignation of Jonathan Sweetser as President, Chief Executive Officer, Chief Financial Officer, Secretary and Director

On October 14, 2021, Jonathan Sweetser resigned as President, Chief Executive Officer, Chief Financial Officer, Secretary and sole Director of the Company for personal reasons, effective immediately. Mr. Sweetser’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of Anthony Sanneh as President, Chief Executive Officer, Chief Financial Officer, Secretary and Director

On October 15, 2021, Anthony Sanneh was appointed as the President, Chief Executive Officer, Chief Financial Officer, Secretary and sole Director of the Company, effective immediately.

Biography of Anthony Sanneh

Anthony Sanneh, age 50, is the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary and sole Director. Mr. Sanneh is a results-oriented, outcome-driven social corporate executive with extensive experience in combining the world of celebrities and athletes, philanthropy, and forward-thinking program solutions. He is experienced in implementing innovative and culturally responsive solutions to accelerate systems change and has significant experience in the development and operation of a technology platform and electronic marketplace, which we believe are skills that will benefit the Company’s business as a technology platform dedicated to E-Sports. From 2012 to the present, Mr. Sanneh has served as the founder and CEO of the Just Game Company, where he built a technology platform and electronic marketplace facilitating gamers and fans to game with celebrities in an effort to raise awareness and financial support for charities. From 2003 to the present, he has served as the founder and CEO of the Sanneh Foundation, where he negotiated $4.5 Million in State of Minnesota General Obligation Bonds dedicated to the City of Saint Paul community center and recreation facility located on Saint Paul’s East Side, was awarded $5.5 Million in Minnesota Dept. of Education (MDE) grants to support student success and create career pathways for teachers of color and developed Free Community Camps to strengthen the physical health, social emotional development of youth and community well-being for 7500 youth annually. Mr. Sanneh grew the Sanneh Foundation from one (1) program and a $30,000 budget to three (3) core programs and a $4,600,000 annual budget and led the development of the Sanneh Foundation to become one of Minnesota’s leading youth development organizations, serving more than 10,000 Minnesotan youth annually. From 2016 to the present, Mr. Sanneh was the founder and President of Train the Soul LLC, where he created an initiative promoting training through sport, health, wellness, and equity from the inside out. Since 2021, Mr. Sanneh was the founder and CEO of WellbeingNsport, where he created anti-Discriminatory training for the athletic community, with an emphasis in the soccer ecosystem, including the MLSNext Community. From 1994 to 2010, Mr. Sanneh was a professional soccer player and played for the U.S. Men’s National Team (where he was a member of the U.S. Men's National Team All-Decade team for the 2000s and played in the 2002 FIFA World Cup), in the MLS for the DC United, Chicago Fire, Columbus Crew, Colorado Rapids, Los Angeles Galaxy and in the Bundesliga for Hertha BSC and FC Nuremberg. Mr. Sanneh received his Bachelor of Arts from the University of Wisconsin-Milwaukee with a degree in Urban Education and a concentration in community-based organizations.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Appointment to Board of Directors

On October 15, 2021, the Company received the approval, via a written consent in lieu of a meeting of stockholders, of stockholders holding a majority of our outstanding voting stock, representing approximately 60% of our outstanding voting shares (the “Consenting Stockholders”), approving the appointment of Anthony Sanneh to our Board of Directors (the “Director Appointment”) as disclosed infra.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission).

17.1*	Correspondence from Jonathan Sweetser
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC SERVITOR PUBLICATION NETWORK INC.

Date: October 18, 2021	By:	/s/ Anthony Sanneh
Anthony Sanneh
Chief Executive Officer